Exhibit 99.1

Resolutions Relating to Approval of
Early Retirement Treatment for Patrick W. Allender

RESOLVED, that Patrick W. Allender’s cessation or termination of employment for any reason other than an act of Gross Misconduct (as defined in the Danaher Corporation 1998 Stock Option Plan) that is incapable of being cured or if capable of being cured is not so cured within ten days after Mr. Allender receives notice thereof, whenever the same shall occur, shall constitute “Early Retirement” for purposes of the Plan (and for the avoidance of doubt, death or disability that causes or follows cessation or termination of employment will not void the Early Retirement treatment); and

RESOLVED FURTHER, that the appropriate executive officers of the Company be, and each of them individually hereby is, authorized and directed in the name and on behalf of the Company to take all actions and to execute and deliver all agreements, certificates, instruments and documents and to take all other action as any of them may deem necessary or advisable to effectuate the foregoing resolution and to carry out the purposes thereof.